Exhibit 10.7

Lease Termination Agreement

The Parties:

Leaser: Shin Kong Life Insurance Co., Ltd. (hereinafter referred to as Party A)

Lessee: NOWnews Network Co., Ltd. (hereinafter referred to as Party B)

Whereas, both parties have signed Office Lease Agreement (hereinafter referred to as the original lease agreement) on January 1, 2014 [Lease object: the house locates in 4F, No. 550, Ruiguang Road, Neihu District, Taipei City; total area: 490.64 Ping (including public area) and parking spaces on basement -4F, No. 42, 43, 44, 45, 46, 47, 48, 49, totally 8 parking spaces, detailed area subject to the ownership certificate. Lease period: from January 1, 2014 to December 31, 2016], regarding the current lease contract, both parties hereby agree as follows:

1.	Both parties agree to early terminate the above lease agreement on March 15, 2015, and the rent shall be calculated until the termination date thereof.

2.	Both parties agree that, the performance security deposit paid by Party B pursuant to Article 4 of the original lease agreement, namely NTD (similarly hereinafter) 1,766,304 only, shall be used to offset the rent from January 1, 2015 to March 15, 2015, totally NTD 1,462,424 (business tax inclusive), after offsetting the preceding costs, for the remaining performance security deposit NTD 303,880, Party B agree that it shall all be used to offset the charges of public water and electricity, management fee and other due costs incurred from the use of the lease object owed to the management committee of the building, if it is not sufficient, Party B shall otherwise pay to the management committee of the building.

3.	Both parties agree to check and hand over the house according to the current condition, after the check and handover accompanied by Party A, Party B shall move out from and return the lease object.

4.	This lease termination agreement is made in duplicate; each party holds one copy respectively.

The Parties:

Party A:	Shin Kong Life Insurance Co., Ltd.
Representative:	Tsai, Hsiung-Chi
Unified No.:	03458902
Address:	31~43F, No. 66, Section One, Zhongxiao West Road, Taipei City

Party B (Lessee):	NOWnews Network Co., Ltd.
Representative:	Chuang, Shih-Te
Unified No.:	28331543
Address:	4F, No. 550, Ruiguang Road, Neihu District, Taipei City

March 15, 2015